Exhibit 4.11
[FORM OF]

DISCOVER CARD EXECUTION NOTE TRUST
Issuer
and
U.S. BANK NATIONAL ASSOCIATION
Indenture Trustee
CLASS C(___-___) TERMS DOCUMENT
Dated as of [___]
to
INDENTURE SUPPLEMENT
Dated as of [___], 2007
for the DiscoverSeries Notes
to
INDENTURE
Dated as of [___], 2007

TABLE OF CONTENTS

Page
ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions	1
Section 1.02. Representations and Warranties of Issuer	6
Section 1.03. Representations and Warranties of Indenture Trustee	7
Section 1.04. Limitations on Liability	8
Section 1.05. Governing Law	8
Section 1.06. Counterparts	8
Section 1.07. Ratification of Indenture and Indenture Supplement	8

ARTICLE II

The Class C(___-___) Notes

Section 2.01. Creation and Designation	9
Section 2.02. Adjustments to Required Subordinated Amount	9
[Section 2.03. Interest Payment]	9
[Section 2.04. Notification of LIBOR]	10
Section 2.05. Payments of Interest and Principal	10
Section 2.06. Form of Delivery of Class C(___-___) Notes; Depository; Denominations	10
Section 2.07. Delivery and Payment for the Class C(___-___) Notes	11
[Section 2.08. Targeted Deposits to the Accumulation Reserve Account]	11
Section 2.09. Additional Issuances of Notes	11

Exhibit

Exhibit A [Form of] Class C Note

     THIS CLASS C(___-___) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of [ ].
     Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class C Notes of the DiscoverSeries and shall specify the principal terms thereof.
ARTICLE I
Definitions and Other Provisions of General Application
     Section 1.01. Definitions.
      For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
     (4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document; The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;
     (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling, but solely with respect to the Class C(___-___) Notes;
     (6) each capitalized term defined herein shall relate only to the Class C(___-___) Notes and no other Tranche of Notes issued by the Issuer;
     (7) “including” and words of similar import will be deemed to be followed by “without limitation” and

     (8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period, and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.
     [“Accumulation Amount” means $[    ]; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 4.02 of the Indenture Supplement, the Accumulation Amount shall be determined in accordance with the definition of “Accumulation Amount” in the Indenture Supplement.]
     [“Accumulation Commencement Date” means [ ], 20[ ], or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 4.02 of the Indenture Supplement.]
     [“Accumulation Period” has the meaning set forth in the Indenture Supplement.]
     [“Accumulation Period Length” means [ ] months; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 4.02 of the Indenture Supplement, the Accumulation Period Length shall be determined in accordance with the definition of “Accumulation Period Length” in the Indenture Supplement.]
     [“Accumulation Reserve Funding Period” shall not apply if the Calculation Agent on behalf of the Issuer notifies the Indenture Trustee that it expects the Accumulation Period Length to be adjusted to one (1) month, and otherwise shall mean a period commencing on the first Distribution Date on which a condition in the right column of the following table was in effect on the immediately preceding Distribution Date, if the Distribution Date is a Distribution Date described in the corresponding left column of the following table, and ending on the Distribution Date immediately preceding the earlier to occur of:
     (x) the Expected Maturity Date for the Class C(___-___) Notes and
     (y) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(___-___) Notes is paid in full.

Distribution Date:	Condition:
(a) The Distribution Date occurring [three (3)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any
No condition.

Distribution Date:	Condition:
following Distribution Date

(b) The Distribution Date occurring [four (4)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 4%.

(c) The Distribution Date occurring [six (6)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 3%.

(D) The Distribution Date occurring [twelve (12)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 2%.]
     “Class C(___-___) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class C(___-___) Notes or (b) an Event of Default and acceleration of the Class C(___-___) Notes; provided, however, that if the only such event to have occurred is an Excess Spread Early Redemption Event for which an Excess Spread Early Redemption Cure has occurred, a Class C(___-___) Adverse Event shall not be treated as continuing from and after the date of such cure.
     “Class C(___-___) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class C(___-___) Note and duly executed and authenticated in accordance with the Indenture.
     “Class C(___-___) Noteholder” means a Person in whose name a Class C(___-___) Note is registered in the Note Register.
     “Class C(___-___) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(___-___) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

     “Class C Reserve Account Percentage” means, for any Distribution Date on which a condition in the left column of the following table was in effect on the immediately preceding Distribution Date, the percentage in the corresponding right column of the following table (or if more than one conditions were in effect on the immediately preceding Distribution Date, the largest percentage).

Condition:
The three-month rolling average Excess Spread Percentage is:	Class C Reserve Account Percentage:
(a) 4.50% or greater	0%

(b) 4.00% to 4.49%	[ ]	%

(c) 3.50% to 3.99%	[ ]	%

(d) 3.00% to 3.49%	[ ]	%

(e) 2.50% to 2.99%	[ ]	%

(f) 2.00% to 2.49%	[ ]	%

(g) less than 2.00%, or an Early Redemption Event or Event of Default for the Class C(_-__) Notes has occurred and is continuing.	[ ]	%
     “Excess Spread Percentage” for any Distribution Date means a fraction, the numerator of which is the Excess Spread Amount for such Distribution Date multiplied by 12 and the denominator of which is the sum of the Nominal Liquidation Amounts of all Tranches of DiscoverSeries Notes as of the first day of the related Due Period.
     “Expected Maturity Date” means the Distribution Date in [                     ], 20[].
     “Indenture” means the Indenture dated as of [                    ], 2007 between the Issuer and Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
     “Indenture Supplement” means the Indenture Supplement dated as of [                    ] for the DiscoverSeries Notes, by and between the Issuer and the Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

     “Initial Dollar Principal Amount” means $[                     ], or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09.
     [“Interest Accrual Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date for any Class C(___-___) Note, from and including the applicable Issuance Date) to but excluding such Interest Payment Date.]
     [“Interest Payment Date” means the fifteenth day of each [month] commencing in                     , or if such fifteenth day is not a Business Day, the next succeeding Business Day.]
     “Issuance Date” means [ ] with respect to all Class C(___-___) Notes issued on the date hereof and, with respect to any additional Class C(___-___) Notes issued pursuant to Section 2.09, any Issuance Date specified in the Notice of Additional Issuance delivered thereunder.
     “Legal Maturity Date” means the first Business Day following the Distribution Date in [                     ], 20[ ].
     [“LIBOR” means, with respect to any LIBOR Determination Date, the rate for deposits in United States dollars with a duration comparable to the relevant Interest Accrual Period which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such day. If such rate does not appear on Reuters Screen LIBOR01, the rate will be determined by the Indenture Trustee on the basis of the rates at which deposits in United States dollars are offered by major banks in the London interbank market, selected by the Indenture Trustee, at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market with a duration comparable to the relevant Interest Accrual Period commencing on that day. The Indenture Trustee will request the principal London office of at least four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks with a duration comparable to the relevant Interest Accrual Period commencing on that day. If LIBOR with respect to a LIBOR Determination Date is not determined pursuant to the foregoing, LIBOR with respect to such LIBOR Determination Date will be LIBOR with respect to the immediately prior LIBOR Determination Date.]
     [“LIBOR Determination Date” means the second LIBOR Business Day immediately preceding the commencement of an Interest Accrual Period.]
     [“LIBOR Business Day,” if applicable, shall mean a day other than a Saturday or a Sunday on which banking institutions in both the City of London, England and in New York, New York are not required or authorized by law to be closed.]

     [“Note Interest Rate” means [LIBOR] [+/-] [___]% per annum, calculated on the basis of [the actual number of days elapsed][twelve 30-day months] and a 360-day year.]
     “Notice of Additional Issuance” has the meaning set forth in Section 2.09.
     “Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class C Tranche Interest Allocation for the related Distribution Date[; provided, however, that for purposes of determining the Required Daily Deposit Target Finance Charge Amount on any day on which the Class C Tranche Interest Allocation cannot be determined because [the LIBOR Determination Date] for the applicable Interest Accrual Period has not yet occurred, the Required Daily Deposit Target Finance Charge Amount shall be the Class C Tranche Interest Allocation determined based on a pro forma calculation made on the assumption that [LIBOR] will be [LIBOR] for the applicable period determined on the first day of such calendar month, multiplied by 1.25].
     “Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such Due Period is in [the Accumulation Period for the Class C(___-___) Notes, the Accumulation Amount], (ii) if such day is on or after the occurrence and during the continuance of a Class C(___-___) Adverse Event, the Nominal Liquidation Amount of the Class C(___-___) Notes, and (iii) in all other circumstances, zero.
     “Required Subordinated Amount of Class D Notes” means, for the Class C(___-___) Notes for any date of determination, zero, subject to adjustment in accordance with Section 2.02.
     [“Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]
     “Specified Rating” means, for the Class C(___-___) Notes, [BBB] with respect to Standard & Poors, [Baa2] with respect to Moody’s and [BBB] with respect to Fitch.
     “Stated Principal Amount” means [$][ ] or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09.
     [“Targeted Accumulation Reserve Subaccount Deposit” means, with respect to any Distribution Date during the Accumulation Reserve Funding Period, an amount equal to (i) [0.5]% of the Outstanding Dollar Principal Amount of the Class C(___-___) Notes as of the close of business on the last day of the related Due Period or (ii) any other amount designated by the Calculation Agent on behalf of the Issuer; provided, however, that if such designation is of a lesser amount, the applicable Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.]
     Section 1.02. Representations and Warranties of Issuer.
      The Issuer represents and warrants that:

     (a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Terms Document and to perform the terms and provisions hereof;
     (b) the execution, delivery and performance of this Terms Document by the Issuer have been duly authorized by all necessary corporate and statutory trust proceedings of any Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority, and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;
     (c) this Terms Document is the valid, binding and enforceable obligations of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;
     (d) to the best of the Issuer’s knowledge, this Terms Document will not conflict with any law or governmental regulation or court decree applicable to it;
     (e) the Issuer is not required to be registered under the Investment Company Act;
     (f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Terms Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and
     (g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Issuer (A) asserting the invalidity of this Terms Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Terms Document or (C) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Terms Document or the validity or enforceability of this Terms Document.
     Section 1.03. Representations and Warranties of Indenture Trustee.
      The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:
     (a) The Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;
     (b) The Indenture Trustee has full power, authority and right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Terms Document; and

     (c) This Terms Document has been duly executed and delivered by the Indenture Trustee.
     Section 1.04. Limitations on Liability.
     (a) It is expressly understood and agreed by the parties hereto that (i) this Terms Document is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Terms Document or any related documents.
     (b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Terms Document, and recourse may be had solely to the Collateral pledged to secure these Class C(___-___) Notes under the Indenture, the Indenture Supplement and this Terms Document.
     Section 1.05. Governing Law.
      THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.
     Section 1.06. Counterparts.
     This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.
     Section 1.07. Ratification of Indenture and Indenture Supplement.
      As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the

Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.
ARTICLE II
The Class C(_____-___) Notes
     Section 2.01. Creation and Designation.
      There is hereby created a Tranche of Class C Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “DiscoverSeries Class C(_____-___) Notes.”
     Section 2.02. Adjustments to Required Subordinated Amount.
     (a) On any date, the Issuer may change the Required Subordinated Amount of Class D Notes for the Class C(_____-___) Notes (though not below zero) and may add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary to determine such Required Subordinated Amount of Class D Notes without the consent of any Noteholders; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes; provided, however, that at any time the Class D Notes are or will be held by Discover Bank or any of its affiliates, the Required Subordinated Amount of Class D Notes for these Class C(_____-___) Notes may not be increased above zero.
     (b) On any date, the Issuer may, at the direction of the Beneficiary, replace all or a portion of the Required Subordinated Amount of Class D Notes for the Class C(_____-___) Notes with a different form of credit enhancement (including, without limitation, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof) and may add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary for such replacement without the consent of any Noteholders, provided that the Issuer has received written confirmation from each applicable Note Rating Agency that such replacement and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.
     [Section 2.03. Interest Payment.
      For each Interest Payment Date, the amount of interest due with respect to the Class C(_____-___) Notes shall be an amount equal to

(i)	(A) a fraction, the numerator of which is [the actual number of days in the related Interest Accrual Period][30] and the denominator of which is 360, times

(B) the Note Interest Rate in effect with respect to such related Interest Accrual Period, times

(ii)	the Outstanding Dollar Principal Amount of the Class C(_____-___) Notes determined as of the first date of such related Interest Accrual Period, plus any Class C Tranche Interest Allocation Shortfall for such Class C(_____-___) Notes for the immediately preceding Distribution Date, together with interest thereon at the Note Interest Rate in effect with respect to such related Interest Accrual Period, calculated on the basis of [the actual number of days in the related Interest Accrual Period][twelve 30-day months] and a 360-day year.]
     [Section 2.04. Notification of LIBOR.
     On each LIBOR Determination Date, the Indenture Trustee shall send to the Issuer, the Beneficiary, each applicable Master Servicer, and any stock exchange on which the Class C(_____-___) Notes are then listed, by facsimile transmission or electronic transmission, notification of LIBOR for the following Interest Accrual Period.]
     Section 2.05. Payments of Interest and Principal
     (a) The Issuer will cause interest to be paid on each Interest Payment Date and principal to be paid on the Expected Maturity Date; provided, however, that it shall not be an Event of Default if principal is not paid in full on such Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement; and provided, further, that if a Class C(_____-___) Adverse Event has occurred and is continuing, principal will instead be payable in monthly installments on each Principal Payment Date for the Class C(_____-___) Notes in accordance with Sections 3.01 and 3.05 of the Indenture Supplement. All payments of interest and principal on the Class C(_____-___) Notes shall be made as set forth in Section 1101 of the Indenture.]
     (b) The right of the Class C(_____-___) Noteholders to receive payments from the Issuer will terminate on the Class C(_____-___) Termination Date.
     (c) All payments of principal, interest or other amounts to the Class C(_____-___) Noteholders will be made pro rata based on the Stated Principal Amount of their Class C(_____-___) Notes.
     Section 2.06. Form of Delivery of Class C(_____-___) Notes; Depository; Denominations.

     (a) The Class C(_____-___) Notes shall be delivered in the form of a Global Note which shall be a Registered Note as provided in Section 204 of the Indenture. The form of the Class C(_____-___) Notes is attached hereto as Exhibit A.
     (b) The Depository for the Class C(_____-___) Notes shall be The Depository Trust Company, and the Class C(_____-___) Notes shall initially be registered in the name of Cede & Co., its nominee.
     (c) The Class C(_____-___) Notes will be issued in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess of that amount.
     Section 2.07. Delivery and Payment for the Class C(_____-___) Notes.
      The Issuer shall execute and deliver the Class C(_____-___) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class C(_____-___) Notes when authenticated, each in accordance with Sections 203 and 303 of the Indenture.
     [Section 2.08. Targeted Deposits to the Accumulation Reserve Account.
     The deposit targeted to be made to the Accumulation Reserve Subaccount for the Class C(_____-___) Notes for any Due Period during the Accumulation Reserve Funding Period will be an amount equal to the Targeted Accumulation Reserve Subaccount Deposit minus any amount on deposit in the Accumulation Reserve Subaccount for the Class C(_____-___) Notes.]
     Section 2.09. Additional Issuances of Notes.
      Subject to clauses (ii), (iii), (iv) and (v) of Sections 2.02 and Section 2.03 of the Indenture Supplement, the Issuer may issue additional Class C(_____-___) Notes, so long as the following conditions precedent are satisfied:
     (a) the Issuer shall have given the Indenture Trustee written notice of such issuance of additional Class C(_____-___) Notes (the “Notice of Additional Issuance”) at least one (1) Business Day in advance of the Issuance Date thereof, which notice shall include:
(i)	the Issuance Date of such additional Class C(_____-___) Notes;

(ii)	the amount of such additional Class C(_____-___) Notes being offered and the resulting Initial Dollar Principal Amount and Stated Principal Amount of Class C(_____-___) Notes;

(iii)	the date from which interest on such additional Class C(_____-___) Notes will accrue (which may be a date prior to the date of issuance thereof);

(iv)	the first Interest Payment Date on which interest will be paid on such additional Class C(_____-___) Notes; and

(v)	any other terms that the Issuer set forth in such notice of issuance of additional Class C(_____-___) Notes to clarify the rights of Holders of such additional Class C(_____-___) Notes or the effect of such issuance of additional Class C(_____-___) Notes on any calculations to be made with respect to the Class C(_____-___) Notes, Class C, or the Issuer.
All such terms shall be incorporated into and form a part of this Terms Document on and after the effective date of such Class C(_____-___) Notes; and
     (b) no Class C(_____-___) Adverse Event has occurred and is continuing.
     The Issuer shall not have to satisfy the conditions set forth in Section 310 of the Indenture in connection with an issuance of additional Class C(_____-___) Notes so long as such conditions were satisfied or waived in connection with the initial issuance of Class C(_____-___) Notes.
[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer
By:	Wilmington Trust Company,
not in its individual capacity but
solely as Owner Trustee

By:
[Name]
[Title]

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:
[Name]
[Title]

Exhibit D
Form of Noteholders’ Monthly Statement
Discover Card Execution Note Trust
DiscoverSeries Monthly Statement

Distribution Date: ___, ___	Month Ending: ___, ___
Pursuant to the Indenture dated as of [                    ] (the “Indenture”) by and between Discover Card Execution Note Trust (the “Note Issuance Trust”) and U.S. Bank National Association as Indenture Trustee (the “Indenture Trustee”) and the Indenture Supplement dated as of [                    ] for the DiscoverSeries Notes, by and between the Note Issuance Trust and the Indenture Trustee (the “Indenture Supplement”), the Note Issuance Trust is required to prepare certain information each month regarding current distributions to noteholders. We have set forth below this information regarding the DiscoverSeries Notes and certain other information required under the Securities Exchange Act of 1934, as amended, for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Capitalized terms used in this report without definition have the meanings given to them in the Indenture or the Indenture Supplement. The Indenture and the Indenture Supplement were filed with the Securities and Exchange Commission under the file number [ ] as follows:

Indenture	As Exhibit [ ] to the [ ] filed on [ ].

Indenture Supplement	As Exhibit [ ] to the [ ] filed on [ ].
1.	Interest to be paid on this Distribution Date:

Amount of
interest paid on
this Distribution
						Amount of	Date per $1000
		LIBOR			Number of Days	interest paid on	of Outstanding
		Determination	Interest		in the Interest	this Distribution	Dollar Principal
Tranche	CUSIP Number	Date	Payment Date	Interest Rate	Accrual Period	Date	Amount
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Amount of
interest paid on
this Distribution
						Amount of	Date per $1000
		LIBOR			Number of Days	interest paid on	of Outstanding
		Determination	Interest		in the Interest	this Distribution	Dollar Principal
Tranche	CUSIP Number	Date	Payment Date	Interest Rate	Accrual Period	Date	Amount
Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

2.	Principal to be paid on this Distribution Date:

				Amount of	Amount of	Total amount of
			Shortfall in	principal paid	principal paid	principal paid
		Scheduled	scheduled	on this	per $1000 of	through this
		principal	principal	Distribution	Stated Principal	Distribution
Tranche	CUSIP Number	payments	payments	Date	Amount	Date
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

3.	Principal Amounts and Nominal Liquidation Amount:

(as of end of [Month][Year]) (reflects issuances during [Month][Year] and principal payments and Nominal Liquidation Amount Deficits after giving effect to all allocations on this Distribution Date)

Adjusted
		Outstanding	Outstanding	Nominal
	Stated Principal	Dollar Principal	Dollar Principal	Liquidation
Tranche	Amount	Amount	Amount	Amount
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

4.	Nominal Liquidation Amount for Tranches of Notes Outstanding:

(including all tranches issued as of the end of [Month][Year], after taking into account all allocations expected to occur on the Distribution Date)

Increase due to
withdrawals of
			Prefunding	Increase due to
	Nominal		Excess	reimbursement		Increases and	Reductions due	Reductions due	Nominal
	Liquidation	Increase due to	Amounts from	of Nominal	Reductions due	reductions due	to reallocation	to deposits into	Liquidation
	Amount as of	Accretion of	Principal	Liquidation	to allocation of	to reallocation	of Series	Principal	Amount
	the beginning of	Principal for	Funding	Amount	charged-off	of charged-off	Principal	Funding	as of the end of
Tranche	Due Period	Discount Notes	Subaccount	Deficits	receivables	receivables	Amounts	Subaccount	Due Period
Class A( - )							N/A
Class A( - )							N/A
Class A( - )							N/A

Total Class A							N/A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

Cumulative
unreimbursed
Nominal
Liquidation
Amount
Tranche	Deficit
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

5.	Targeted Deposits to Principal Funding Subaccounts with respect to this Distribution Date:

Shortfalls in
		Targeted deposit to Principal Funding		targeted deposit		Amounts	Prefunding
		Subaccount		to Principal		withdrawn from	Excess		Income earned
	Beginning	Amount		Funding		Principal	Amounts		on funds on
	Principal	scheduled to be		Subaccount with	Actual deposit	Funding	withdrawn from	Ending Principal	deposit in
	Funding	deposited on		respect to this	to Principal	Subaccount for	Principal	Funding	Principal
	Subaccount	this Distribution	Previous	Distribution	Funding	payment to	Funding	Subaccount	Funding
Tranche	balance	Date	shortfalls	Date	Subaccount	Noteholders	Subaccount	balance	Subaccount
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

6.	Prefunding with respect to this Distribution Date:

Prefunding
		Prefunded		Excess Amounts	Actual deposit
	Beginning	amount applied		withdrawn from	to Principal
	balance of	to scheduled	Targeted	Principal	Funding	Ending balance
	prefunded	principal	Prefunding	Funding	Subaccount for	of prefunded
Tranche	deposits	deposits	Deposits	Subaccount	prefunding	deposits
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

[Class C( - )]
[Class C( - )]
[Class C( - )]

[Total Class C]

Total

7.	Targeted Deposits to Interest Funding Subaccounts with respect to this Distribution Date:

Shortfalls in
		Targeted deposit to Interest Funding Subaccount with			targeted deposit to Interest		Amounts
	Beginning	respect to this Distribution Date			Funding		withdrawn from		Income earned
	Interest	Interest accrued		Total targeted	Subaccount	Actual deposit	Interest Funding	Ending Interest	on funds on
	Funding	during monthly		deposit to	with respect to	to Interest	Subaccount for	Funding	deposit in
	Subaccount	interest accrual	Previous	Interest Funding	this Distribution	Funding	payment to	Subaccount	Interest Funding
Tranche	balance	period	shortfalls	Subaccount	Date	Subaccount	Noteholders	balance	Subaccount
Class A( - )
Class A( - )
Class A( - )

Total Class A

		Targeted deposit to Interest Funding Subaccount with			Shortfalls in targeted deposit to Interest		Amounts
	Beginning	respect to this Distribution Date			Funding		withdrawn from		Income earned
	Interest	Interest accrued		Total targeted	Subaccount	Actual deposit	Interest Funding	Ending Interest	on funds on
	Funding	during monthly		deposit to	with respect to	to Interest	Subaccount for	Funding	deposit in
	Subaccount	interest accrual	Previous	Interest Funding	this Distribution	Funding	payment to	Subaccount	Interest Funding
Tranche	balance	period	shortfalls	Subaccount	Date	Subaccount	Noteholders	balance	Subaccount
Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

8.	Deposits to and Withdrawals from Class C Reserve Subaccounts:

Amounts
				withdrawn from			Income earned
	Beginning	Targeted deposit	Actual deposit	Class C Reserve	Excess amounts	Ending Class C	on funds on
	Class C Reserve	to Class C	to Class C	Subaccount for	withdrawn from	Reserve	deposit in Class
	Subaccount	Reserve	Reserve	application to	Class C Reserve	Subaccount	C Reserve
Tranche	balance	Subaccount	Subaccount	Class C Notes	Subaccount	balance	Subaccount
Class C( - )
Class C( - )
Class C( - )

Total Class C

[9. To be included only following issuance of Class D notes: Deposits to and Withdrawals from Class D Reserve Subaccounts:

Amounts
				withdrawn from			Income earned
	Beginning	Targeted deposit	Actual deposit	Class D Reserve	Excess amounts	Ending Class D	on funds on
	Class D Reserve	to Class D	to Class D	Subaccount for	withdrawn from	Reserve	deposit in Class
	Subaccount	Reserve	Reserve	application to	Class D Reserve	Subaccount	D Reserve
Tranche	balance	Subaccount	Subaccount	Class D Notes	Subaccount	balance	Subaccount
Class D( - )
Class D( - )
Class D( - )

Total Class D

]
10. Deposits to and Withdrawals from Accumulation Reserve Subaccounts:

Amounts
withdrawn from
				Accumulation			Income earned
	Beginning		Actual deposit	Reserve	Excess amounts	Ending	on funds on
	Accumulation	Targeted deposit	to	Subaccount for	withdrawn from	Accumulation	deposit in
	Reserve	to Accumulation	Accumulation	use as Series	Accumulation	Reserve	Accumulation
	Subaccount	Reserve	Reserve	Finance Charge	Reserve	Subaccount	Reserve
Tranche	balance	Subaccount	Subaccount	Amounts	Subaccount	balance	Subaccount
Class A( - )
Class A( - )
Class A( - )

Total Class A

Class B( - )
Class B( - )
Class B( - )

Total Class B

Class C( - )
Class C( - )
Class C( - )

Total Class C

Amounts
withdrawn from
				Accumulation			Income earned
	Beginning		Actual deposit	Reserve	Excess amounts	Ending	on funds on
	Accumulation	Targeted deposit	to	Subaccount for	withdrawn from	Accumulation	deposit in
	Reserve	to Accumulation	Accumulation	use as Series	Accumulation	Reserve	Accumulation
	Subaccount	Reserve	Reserve	Finance Charge	Reserve	Subaccount	Reserve
Tranche	balance	Subaccount	Subaccount	Amounts	Subaccount	balance	Subaccount
[Class D( - )]
[Class D( - )]
[Class D( - )]

[Total Class D]

Total

11.	Class A: Required Subordinated Amount; Available Subordinated Amount; Usage:

	Required Subordinated Amount of		Available Subordinated Amount of
	Class B Notes		Class B Notes		Usage of Class B
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class A( - )
Class A( - )
Class A( - )

Total Class A

	Required Subordinated Amount of		Available Subordinated Amount of
	Class C Notes		Class C Notes		Usage of Class C
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class A( - )
Class A( - )
Class A( - )

Total Class A

[To be included only following issuance of Class D notes:

	Required Subordinated Amount of		Available Subordinated Amount of
	Class D Notes		Class D Notes		Usage of Class D
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class A( - )
Class A( - )
Class A( - )

Total Class A

]

12. Class B: Required Subordinated Amount; Available Subordinated Amount; Usage:

	Required Subordinated Amount of		Available Subordinated Amount of
	Class C Notes		Class C Notes		Usage of Class C
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class B( - )
Class B( - )
Class B( - )

Total Class B

[To be included only following issuance of Class D notes:

	Required Subordinated Amount of		Available Subordinated Amount of
	Class D Notes		Class D Notes		Usage of Class D
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class B( - )
Class B( - )
Class B( - )

Total Class B

]
[13. To be included only following issuance of Class D notes: Class C: Required Subordinated Amount; Available Subordinated Amount; Usage:

	Required Subordinated Amount of		Available Subordinated Amount of
	Class D Notes		Class D Notes		Usage of Class D
	As of last	As of current	As of last	As of current	As of last	As of current
	Distribution	Distribution	Distribution	Distribution	Distribution	Distribution
Tranche	Date	Date	Date	Date	Date	Date
Class C( - )
Class C( - )
Class C( - )

Total Class C

]

14.	Excess Spread Triggers:

		For the preceding	For the second preceding	Three-month average for
	For this Distribution Date	Distribution Date	Distribution Date	this Distribution Date
Excess Spread Amount [1]

Excess Spread Percentage [2]

[Group Excess Spread] [3]

[Group Excess Spread Percentage] [4]

[Interchange Subgroup Excess Spread] [5]

[Interchange Subgroup Excess Spread Percentage] [6]
15.	Excess Spread Early Redemption Event: [Yes/No]
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:

[1]	The Excess Spread Amount means, generally, with respect to the DiscoverSeries of notes for any distribution date: the difference, whether positive or negative, between
(x)	the sum of
(a)	the amount of Finance Charge Amounts allocated to the DiscoverSeries pursuant to the Indenture;

(b)	any amounts to be treated as Series Finance Charge Amounts and designated to be a part of Excess Spread Amount pursuant to any Terms Document;

(c)	an amount equal to income earned on all funds on deposit in the Principal Funding Account (including all subaccounts of such account) (net of investment expenses and losses); and

(d)	the amount withdrawn from the Accumulation Reserve Subaccount to cover the Accumulation Negative Spread on the Principal Funding Subaccounts, and

(y)	the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.
[2]	The Excess Spread Percentage means, generally, with respect to the DiscoverSeries notes for any distribution date, the Excess Spread Amount, multiplied by twelve and divided by the sum of the Nominal Liquidation Amount of all outstanding DiscoverSeries notes as of the beginning of the related Due Period.

[3]	The Group Excess Spread is the sum of the series excess spreads for each series, including each subseries, in the group to which the Series 2007-CC Collateral Certificate belongs. With respect to series other than Series 2007-CC, the “series excess spread” generally means
(w)	the sum of the Class A and Class B finance charge collections, interchange and investment income, minus

(x)	the sum of
(a)	Class A and Class B monthly interest;

(b)	Class A and Class B monthly servicing fees;

(c)	Class A and Class B monthly charge-offs; and

(d)	the credit enhancement fee;
in each case for the distribution date; minus

(y)	for any series of certificates that has a subordinated interest rate swap, any payment made by the master trust pursuant to that interest rate swap; and minus

(z)	for so long as not all outstanding series of certificates are eligible for allocations of interchange, the amount of interchange allocated to such series of certificates if the series excess spread for such series is otherwise positive; provided that if deducting interchange would make the series excess spread for such series of certificates negative, then the series excess spread will be deemed to be zero.
With respect to Series 2007-CC, the “series excess spread” generally means the Excess Spread Amount for the DiscoverSeries notes. See item 14 and footnote 1.

The Group Excess Spread will be reported for so long as the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust.

[4]	The Group Excess Spread Percentage generally means the Group Excess Spread, multiplied by twelve and divided by the sum of the aggregate investor interest in receivables for all series of master trust certificates as of the beginning of the related Due Period.

[5]	The Interchange Subgroup Excess Spread means the sum of

(x)	all amounts available to be deposited into the master trust’s interchange reallocation account for all series to which interchange is allocated and

(y)	the Interchange Subgroup Allocable Group Excess Spread, which is
o	if the Group Excess Spread is greater than or equal to zero, the Group Excess Spread multiplied by the Interchange Subgroup Excess Allocation Percentage (the sum of the investor interest in receivables for each master trust series that is allocated interchange, divided by the sum of the investor interest in receivables for all master trust series) and

o	if the Group Excess Spread is less than zero, the Group Excess Spread multiplied by the Interchange Subgroup Shortfall Allocation Percentage (the sum of the series excess spreads for all master trust series allocated interchange for which the series excess spread was negative, divided by the sum of the series excess spreads for all master trust series for which the series excess spread was negative).
The Interchange Subgroup Excess Spread will be reported for so long as the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust and any series of master trust certificates not entitled to allocations of interchange is outstanding.

[6]	The Interchange Subgroup Excess Spread Percentage means the Interchange Subgroup Excess Spread, multiplied by twelve and divided by the investor interest in receivables for all series of master trust certificates that are allocated interchange at the beginning of the related Due Period.